Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 646-415-8972

Email: peter@haydenir.com

Dot Hill Systems Announces Re-alignment of Software Development Initiatives and Updates Fourth Quarter 2011 Guidance

Longmont, CO. – February 6, 2012 – Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, today stated that it is realigning its software development efforts and updated its fourth quarter 2011 guidance.

Re-alignment of Software Development Focus

After a careful evaluation of alternatives, Dot Hill has decided to re-align its software investments to focus on accelerating the development of embedded software features, in order to launch a very competitive set of midrange storage array products in 2012, and to provide more differentiated entry-level products for both OEM and channel customers. Dot Hill believes that this will better position the Company to win new customers that may be seeking new or alternative suppliers as a consequence of the consolidations that have occurred in the data storage industry.

“Key software technologies and critical high-end features have begun to be embedded in the storage arrays themselves, especially in mid-tier products,” stated Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “Software features that have historically been server or appliance based, such as our AssuredUVS products, are now increasingly becoming embedded in the storage arrays. Consequently, we do not want to invest in two parallel teams developing similar features for our customers.”

“We have carefully evaluated four distinct investment opportunities – expanding into the midrange while launching our next generation entry level products, investing in potential new OEM customers, continuing our investment in our channel sales team and staying the course with our AssuredUVS software platform,” said Hanif Jamal, Dot Hill Systems chief financial officer. “Our financial analysis at this time indicates that our best path to accelerating profitability and cash flow on a timetable that we find acceptable and consistent with what we presented at the Analyst Day in November 2010, is to pursue midrange and new OEM customer investments right now, compared to the incremental investments that would be necessary with the Cloverleaf host virtualization software. We see a unique opportunity unfolding that we believe we can take advantage of now by taking this action.”

As a result, the Company will close the Israel Technology Development Center that was established after the acquisition of Cloverleaf Communications in January 2010, while retaining sufficient technical support personnel to fulfill existing customer obligations. The Company estimates that it will incur charges of around $5.5 million of which approximately 40% will be non-cash charges and that unless a suitable acquirer has been identified, most of the employees will no longer be employed by the Company after March 31, 2012.

Preliminary Financial Results

Dot Hill also updated its fourth quarter 2011 guidance and expects non-GAAP revenues to be approximately $48 million and non-GAAP loss per share to be between $0.02 and $0.03. This compares to the original guidance established in November of non-GAAP revenue of $47 million to $53 million and non-GAAP EPS of a negative $0.03 to a positive $0.03. Cash is projected to be approximately $46.2 million as of December 31, 2011 compared to $45.7 million as of September 30, 2011.

The Company has not completed its 2011 financial review process and stated that there were a number of items that could impact its current estimated fourth quarter 2011 financial results.

Dot Hill will host a conference call today, February 6, 2012 at 11:00 a.m. ET. The live audio webcast will be accessible at www.dothill.com in the Investor Relations section. For access via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site for seven days following the conference call. For a telephone replay, please dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter Conference ID 49928933.

About Non-GAAP Financial Measures

This press release contains projected financial results that the company’s non-GAAP financial measures exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and long-lived assets, contra-revenue charges from the extension of customer warrants, specific and significant warranty claims arising from a supplier’s defective products, charges for Cloverleaf acquisition costs and the effects of foreign currency gains or losses and are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s ability to attract new customers, its ability to broaden and further enhance its storage portfolio and projected financial results for the fourth quarter of 2011. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the fourth quarter of 2011 may be different from the preliminary and unaudited financial results provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that sales through channel partners may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Company’s most recent Forms 10-Q and 10K filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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